                                                            Exhibit (d)(12)(vii)

                                 AMENDMENT NO. 1

            TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

         AMENDMENT NO. 1 to the Amended and Restated Investment Advisory Agreement ("Amendment No. 1), dated as of November 22, 2002, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Alliance Capital Management L.P., a Delaware limited partnership ("Adviser").

         Equitable and the Adviser agree to modify and amend the Amended and Restated Investment Advisory Agreement dated as of December 5, 2001 ("Agreement") between Equitable and Adviser as follows:

         1. Equitable hereby terminates its appointment of the Adviser as the investment adviser for the EQ/Alliance Global Portfolio and EQ/Alliance Growth Investors Portfolio; and

         2. Portfolios. Equitable reaffirms its appointment of the Adviser as the investment adviser for the EQ/Alliance Common Stock Portfolio, EQ/Equity 500 Index Portfolio, EQ/Alliance Growth and Income Portfolio, EQ/Alliance Intermediate Government Securities Portfolio, EQ/Alliance International Portfolio, EQ/Money Market Portfolio, EQ/Alliance Quality Bond Portfolio, EQ/Alliance Premier Growth Portfolio, EQ/Alliance Small Cap Growth Portfolio, EQ/Alliance Technology Portfolio, EQ/Bernstein Diversified Value Portfolio and one of the investment advisers for the EQ/Aggressive Stock Portfolio, EQ/Balanced Portfolio and EQ/High Yield Portfolio on the terms and conditions set forth in the Agreement; and

         3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser (or one of the investment advisers), is hereby replaced in its entirety by Appendix A attached hereto; and

         4. Appendix B. Appendix B to the Agreement, setting forth the Portfolios of the Trust and the fees payable to the Adviser with respect to each Portfolio (or each Portion thereof) for which the Adviser provides advisory services under the Agreement, is hereby replaced in its entirety by Appendix B attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.


THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES                    ALLIANCE CAPITAL MANAGEMENT L.P.



By: /s/ Peter D. Noris                          By: /s/ Mark R. Manley
    ------------------                          ------------------
        Peter D. Noris                                  Mark R. Manley
        Executive Vice President                        Assistant Secretary

                                   APPENDIX A

                         AMENDMENT NO. 1 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT


                         EQ/Aggressive Stock Portfolio*
                       EQ/Alliance Common Stock Portfolio
                          EQ/Equity 500 Index Portfolio
                     EQ/Alliance Growth and Income Portfolio
                            EQ/High Yield Portfolio*
                     (fka EQ/Alliance High Yield Portfolio)
            EQ/Alliance Intermediate Government Securities Portfolio
                       EQ/Alliance International Portfolio
                            EQ/Money Market Portfolio
                    (fka EQ/Alliance Money Market Portfolio)
                       EQ/Alliance Quality Bond Portfolio
                      EQ/Alliance Premier Growth Portfolio
                     EQ/Alliance Small Cap Growth Portfolio
                        EQ/Alliance Technology Portfolio
                             EQ/Balanced Portfolio*
                    EQ/Bernstein Diversified Value Portfolio


* EQ/Aggressive Stock , EQ/Balanced and EQ/High Yield Portfolios are multi-advised portfolios for which Alliance provides services under this Agreement with respect to a discrete portion.

                                   APPENDIX B

                         AMENDMENT NO. 1 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT

                                  FEE SCHEDULE


RELATED PORTFOLIO                                               ANNUAL ADVISORY FEE RATE****
------------------------------------------------------------ -- -----------------------------------------------------
SPECIAL EQUITY PORTFOLIOS, which shall include the following    0.60% of the Special Equity Portfolios' average
Portfolios, Allocated Portions, or Other Allocated              daily net assets up to and including $1 billion;
Portions*** of a Portfolio (collectively referred to as         0.55% of the Special Equities Portfolios' average
"Special Equity Portfolios"):                                   daily net assets over $1 billion up to and including
                                                                $1.5 billion; 0.50% of the Special Equities
     EQ/Aggressive Stock*                                       Portfolios' average daily net assets over $1.5
          Mid-Cap Allocated Portion**                           billion up to and including $2 billion; 0.45% of the
     EQ/Alliance International                                  Special Equities Portfolios' average daily net assets
     EQ/Alliance Premier Growth                                 over $2 billion up to and including $2.5 billion; and
     EQ/Alliance Small Cap Growth                               0.40% of the Special Equities Portfolios' average
     EQ/Alliance Technology                                     daily net assets over $2.5 billion
     AXA Premier Small/Mid Cap Growth***
     AXA Premier VIP Small/Mid Cap Growth***
     AXA Premier Technology***
     AXA Premier VIP Technology***
     AXA Premier International***
     AXA Premier VIP International***
------------------------------------------------------------ -- -----------------------------------------------------
GENERAL EQUITY AND HIGH YIELD PORTFOLIOS, which shall           0.50% of the General Equity/High Yield Portfolios'
include the following Portfolios, Allocated Portions, or        average daily net assets up to and including $1
Other Allocated Portions*** of a Portfolio (collectively        billion; 0.40% of the General Equity/High Yield
referred to as "General Equity/High Yield Portfolios")          Portfolios' average daily net assets over $1 billion
                                                                up to and including $2 billion; 0.30% of the General
     EQ/Alliance Common Stock                                   Equity/High Yield Portfolios' average daily net
     EQ/Alliance Growth Investors                               assets over $2 billion up to and including $3 billion;
          Equity Allocated Portions**                           and 0.20% of the General Equity/High Yield Portfolios'
     EQ/High Yield*                                             average daily net assets over $3 billion
     EQ/Balanced*
          Equity Allocated Portion**
     EQ/Bernstein Diversified Value
     AXA Premier Large Cap Growth***
     AXA Premier VIP Large Cap Growth***
     AXA Premier Large Cap Core Equity***
     AXA Premier VIP Large Cap Core Equity***
------------------------------------------------------------ -- -----------------------------------------------------
FIXED INCOME PORTFOLIOS, which shall include the following      0.30% of the Fixed Income Portfolios' average daily
Portfolios, Allocated Portions or Other Allocated               net assets up to and including $500 million; 0.25% of
Portions*** of a Portfolio (collectively referred to as         the Fixed Income Portfolios' average daily net assets
"Fixed Income Portfolios")                                      over $500 million up and including $1 billion; 0.20%
                                                                of the Fixed Income Portfolios' average daily net
     EQ/Alliance Intermediate Government Securities             assets over $1 billion up to and including $1.5
     EQ/Alliance Growth Investors-                              billion; 0.15% of

          Fixed Income Allocated Portion**                      the Fixed Income Portfolios' average daily net assets
     EQ/Alliance Quality Bond                                   over $1.5 billion up to and including $3 billion; and
     EQ/Balanced*                                               0.12% of the Fixed Income Portfolios' average daily
          Fixed Income Allocated Portion**                      net assets over $3 billion
------------------------------------------------------------ -- -----------------------------------------------------
EQ/Equity 500 Index                                             0.05% of the EQ/Equity 500 Index Portfolio's average
                                                                daily net assets up to and including $1 billion; and
                                                                0.03% of the EQ/Equity 500 Index Portfolio's average
                                                                daily net assets over $1 billion
------------------------------------------------------------ -- -----------------------------------------------------
MONEY MARKET PORTFOLIOS, which shall include the following      0.13% of the Money Market Portfolios' average daily
Portfolios or Other Allocated Portions*** of a Portfolio        net assets up to and including $750 million; 0.105%
(collectively referred to as "Money Market Portfolios")         of the Money Market Portfolios' average daily net
                                                                assets over $750 million up to and including $1.5
     EQ/Money Market                                            billion; 0.08% of the Money Market Portfolios'
     AXA Premier Money Market                                   average daily net assets over $1.5 billion up to and
                                                                including $2.5 billion; 0.06% of the Money Market
                                                                Portfolios' average daily net assets over $2.5
                                                                billion up to and including $5 billion; and 0.05% of
                                                                the Money Market Portfolios' average daily net assets
                                                                over $5 billion
------------------------------------------------------------ -- -----------------------------------------------------
LARGE CAP PORTFOLIOS, which shall include the following         0.30% of each of the Large Cap Portfolios' average
Portfolios, Allocated Portions or Other Allocated               daily net assets
Portions*** of a Portfolio (collectively referred to as
"Large Cap Portfolios")

     EQ/Aggressive Stock*-
          Large Cap Allocated Portion**
     EQ/Alliance Growth & Income
     AXA Premier Large Cap Value***
     AXA Premier VIP Large Cap Value***
------------------------------------------------------------ -- -----------------------------------------------------

* This Portfolio has been designated a "multi-adviser portfolio" and the Adviser receives a fee based on a discrete portion of the Portfolio's assets that have been allocated to it by the Manager, which is referred to as an "Allocated Portion"

** This Portfolio is divided into discrete portions, each of which is managed separately by the Adviser. For purposes of this Agreement, these portions also are individually referred to as an "Allocated Portion"

*** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Special Equity Portfolios," "General Equity Portfolios," "Fixed Income Portfolios," "Large Cap Portfolios," or "Money Market Portfolios"

****The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio's or Allocated Portion's net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio or the Allocated Portion, used in the fee calculation for that day